UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 8, 2005

The Bank Holdings
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-50645	90-0071778
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9990 Double R. Blvd., Reno, Nevada		89521
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	775.853.8600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 8, 2005 at the Annual Meeting of The Bank Holdings, the shareholders of the Company approved Amendment #2 to the The Bank Holdings 2002 Stock Option Plan. This amendment to the stock option plan effects two changes:

1. Sets a specific number of shares available for issuance as incentive stock options, in order to bring the plan into compliance with recent Internal Revenue Service regulations; and

2. Provides for the automatic increase in the number of shares allocated to the plan upon certain changes in the number of shares of the Company issued and outstanding.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits: The following Exhibits are filed as part of this report:

10.1 Amendment # 2 to the The Bank Holdings 2002 Stock Option Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank Holdings

June 14, 2005	By:	Jack B. Buchold

Name: Jack B. Buchold
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 2 to The Bank Holdings 2002 Stock Option Plan